Exhibit 3.2

AMENDMENTs TO THE BY-LAWS OF
ulta beauty, INC.
Effected by the Board of Directors as of June 1, 2023

(Additions in bold and underscore; deletions in strikethrough)

Article II, Section 5: Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, ~~during ordinary business hours,~~ for a period of at least 10 days before the date of the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation ~~either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present~~.

Article II, Section 8: Vote Required. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchanges applicable to the Corporation or its securities, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock which are present in person or by proxy and entitled to vote thereat. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class. Each director of the Corporation shall be elected by a majority of the votes cast by the shares of stock present in person or by proxy at the meeting and entitled to vote in the election of such directors; provided, however, in any contested election of directors (as defined below), the directors shall be elected by a plurality of the votes of the shares of stock present in person or by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 8 of Article II, (i) a “contested election of directors” shall mean an election in which the number of nominees for director is greater than the number of directors to be elected; and (ii) a “majority of the votes cast” means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” the election of that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Article II, Section 11: Business Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given “Timely Notice” (as hereinafter defined) thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, whichever first occurs (such notice within such time periods, “Timely Notice”). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) any material interest in such business of the stockholder and of any beneficial owners on whose behalf the proposal is made, (iv) (A) the class or series (if any) and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of the Corporation, (D) any short interest of such stockholder or any such beneficial owner in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date) (all of the information called for by this clause (iv) of Section 11 of Article II is referred to as the “Security Information”), and (~~i~~v)~~any material interest of the stockholder in such business~~ a representation that the stockholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11 of Article II. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting and in accordance with the provisions of this Section 11 of Article II; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article III, Section 2: Nomination of Directors. Nominations of persons for election to the Board at the annual meeting may be made at such meeting by or at the direction of the Board, by any committee or persons appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2 or in Article III, Section 15 of these By-Laws. Such nominations by any stockholder shall be made pursuant to Timely Notice in writing to the Secretary of the Corporation. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the Security Information (as defined in Article II, Section 11 of these By-Laws) of ~~class and number of shares of capital stock of the Corporation which are beneficially owned by~~ the person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (A) the name and record address of the stockholder, ~~and~~ (B) the Security Information (as defined in Article II, Section 11 of these By-Laws) of ~~class and number of shares of capital stock of the Corporation which are beneficially owned by~~ the stockholder, and (C) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein or in Article III, Section 15 of these By-Laws. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.